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                                                                   EXHIBIT 10(k)

                    1989 KEY EMPLOYEES RESTRICTED STOCK PLAN
                                       FOR
                        THE DUN & BRADSTREET CORPORATION
                                AND SUBSIDIARIES


 1.   PURPOSE OF THE PLAN

     The purpose of the Plan is to aid The Dun & Bradstreet Corporation (herein called the "Company") and its subsidiaries in securing and retaining key employees of outstanding ability and to motivate such employees to exert their best efforts on behalf of the Company and its subsidiaries by providing incentive through the grant of restricted stock awards ("Awards"). The Company expects that it will benefit from the added interest which such key employees will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

 2.  STOCK SUBJECT TO THE PLAN

     The total number of shares of Common Stock of the Company that may be issued under the Plan is 2,400,000. The shares may consist, in whole or in part, of unissued shares or treasury shares. If any shares awarded under the Plan are reacquired by the Company pursuant to the Plan, such shares may thereafter be reissued under the Plan.

 3.  ADMINISTRATION

     The Board of Directors of the Company shall appoint an Executive Compensation and Stock Option Committee (herein called the "Committee") consisting of at least three members of
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the Board of Directors who shall administer the Plan and serve at the pleasure of the Board. Each member of the Committee shall not be eligible to participate in the Plan and shall not at any time within one year prior to appointment have been eligible for selection as a person to whom stock may have been allocated or awarded or to whom stock options or stock appreciation rights of the Company or any of its affiliates may have been granted under this Plan or any other plan of the Company or its affiliates, except as permitted under regulations adopted under Section 16 of the Securities Exchange Act of 1934. The Committee shall have the authority, consistent with the Plan, to determine the provisions of the Awards to be granted, to interpret the Plan and any agreements with participants under the Plan governing the terms of Awards ("Award Agreements"), to adopt, amend and rescind rules and regulations for the administration of the Plan and the Awards, and generally to conduct and administer the Plan and to make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Committee shall be binding upon all participants.

4.   ELIGIBILITY

     Key management and other employees (but not members of the Committee and any person who serves only as a Director) of the Company and its subsidiaries, who are from time to time responsible for the management, growth or protection of the business of the Company and its subsidiaries, are eligible to be granted Awards under the Plan. The participants under the Plan shall be selected from time to time by the Committee, in its discretion, from among those eligible, and the Committee shall determine, in its discretion, consistent with the terms of the Plan, the terms and conditions of the Awards granted to each participant. The granting of an Award under the Plan shall impose no obligation on the Company or any subsidiary to continue


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the employment of a participant and shall not lessen or affect the Company's or subsidiary's right to terminate the employment of a participant.

 5.  DURATION OF THE PLAN

     No Award may be granted under the Plan after December 31, 1998.

 6.  RESTRICTED STOCK AWARDS

     Awards granted under this Plan shall be subject to the following terms and conditions:

     (a) The prospective recipient of an Award shall not, with respect to such Award, be deemed to have become a participant or to have any rights with respect to such Award until and unless such recipient shall have executed an Agreement or other instrument evidencing the Award and its terms and conditions and delivered a fully executed copy thereof to the Company and otherwise complied with the then applicable terms and conditions under the Plan.

     (b) Each participant shall be issued a certificate in respect of shares of restricted stock awarded under the Plan. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award substantially in the following form:

           "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the 1989 Key


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            Employees Restricted Stock Plan for The Dun & Bradstreet Corporation
            and Subsidiaries and an Agreement entered into between the registered owner and The Dun & Bradstreet Corporation. Copies of such Plan and Agreement are on file in the offices of the Secretary's Department of The Dun & Bradstreet Corporation."

     (c) All certificates for restricted stock delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Company's Common Stock is then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (d) The Committee may adopt rules which provide that the stock certificates evidencing such shares may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the restrictions thereon shall have lapsed, and may require as a condition of any Award that the participant shall have delivered a stock power endorsed in blank relating to the stock covered by such Award.

     (e) Recipients of Awards under the Plan are not required to make any payment or provide consideration other than the rendering of services.


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 7.  RESTRICTIONS AND FORFEITURES

     The shares of Common Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

     (a) During a period set by the Committee of no less than one year nor more than ten years commencing with the date of an Award (the "Restriction Period"), the participant will not be permitted to sell, transfer, pledge, assign or otherwise dispose of restricted stock awarded pursuant to said Award. Within these limits the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

     (b) Except as provided in Section 7(a), the participant shall have with respect to the restricted stock all of the rights of a shareholder of the Company, including the right to vote the shares and receive dividends and other distributions.

     (c) Subject to the provisions of Section 7(d), upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant and will be reacquired by the Company.

     (d) In the event of a participant's retirement, disability or death, all restrictions with respect to such participant's restricted stock shall lapse (subject to Section 7(e)) and such participant or such participant's beneficiary shall be entitled to receive (if held in custody by the Company, a bank or other institution) and retain all of the stock subject to the Award; provided, however, that, in the case of retirement, the Committee in its sole


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     discretion may determine that such restrictions shall not lapse as to all or a portion of an Award or that all or any of the shares subject to restriction shall be forfeited.

     (e) The Committee may impose any conditions on an Award it deems advisable to ensure the participant's payment to the Company of any federal, state or local taxes required to be withheld with respect to such Award.

8.   TRANSFERS AND LEAVES OF ABSENCE

     For purposes of the Plan: (a) a transfer of an employee from the Company to a subsidiary or vice versa, or from one subsidiary to another, (b) a leave of absence, duly authorized in writing by the Company, for military service or sickness or for any other purpose approved by the Company if the period of such leave does not exceed 90 days, or (c) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the employee's right to re-employment is guaranteed either by statute or by contract, shall not be deemed a termination of employment under the Plan.

 9.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR OTHER EVENTS

     Upon changes in the Common Stock of the Company by reason of a stock dividend, stock split, reverse split, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation, the number and class of shares available under the Plan as to which Awards may be granted and the number and class of shares under each Award shall be correspondingly adjusted by the Committee. Except as otherwise specifically provided in the Agreement relating to any Award, in the event of a Change in Control, merger, consolidation,


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combination, reorganization or other transaction in which the shareholders of the Company will receive cash or securities (other than common stock) or in the event that an offer is made to the holders of Common Stock of the Company to sell or exchange such Common Stock for cash, securities or stock of another corporation and such offer, if accepted, would result in the offeror becoming the owner of (a) at least 50% of the outstanding Common Stock of the Company or
(b) such lesser percentage of the outstanding Common Stock which the Committee in its sole discretion determines will materially adversely affect the market value of the Common Stock after the tender or exchange offer, the Committee shall, prior to the shareholders' vote on such transaction or prior to the expiration date (without extensions) of the tender or exchange offer (i) accelerate the termination of the Restriction Period so that all restrictions with respect to a participant's restricted stock shall immediately lapse without regard to any limitations of time or amount otherwise contained in the Plan or the Agreement and/or (ii) determine that the Awards shall be adjusted and make such adjustments by substituting for Common Stock of the Company subject to Awards, common stock of the surviving corporation or offeror if such stock of such corporation is publicly traded or, if such stock is not publicly traded, by substituting common stock of a parent of the surviving corporation or offeror if the stock of such parent is publicly traded, in which event the number of shares subject to an Award shall be the number of shares which could have been purchased on the closing day of such transaction or the expiration date of the offer with the proceeds which would have been received by the participant if the participant had exchanged all of such shares in the transaction or sold or exchanged all of such shares pursuant to the tender or exchange offer. For purposes of this Section 9, "Change in Control" means:


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     (a) any "Person," as such term is used in Sections 13(d) and 14(d) of the
     Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

     (b) during any period of twenty-four months (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new Director (other than (1) a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section, (2) a Director designated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (3) a Director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;


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     (c) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (2) after which no Person holds 20% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity; or

     (d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

10.  AMENDMENTS

     The Board of Directors may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of any participant under any Award theretofore granted, without the participant's consent, or which, without the approval of the shareholders of the Company, would:

     (a) Except as is provided in Section 9 of the Plan, increase the total number of shares reserved for the purposes of the Plan.


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     (b) Change the employees (or class of employees) eligible to receive Awards under the Plan.

     (c) Materially increase the benefits accruing to employees participating under the Plan.

11.  EFFECTIVENESS OF THE PLAN

     The Plan became effective upon approval by the shareholders at the 1989 Annual Meeting.



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